Grant Thornton

September 17, 2008

Audit • Tax • Advisory
Grant Thornton LLP
399 Thornall Street, 4th Floor
Edison, NJ 08837-2243

T 732.516.5500
F 732.516.5502
www.GrantThornton.com

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Innodata Isogen, Inc.
File No. 0-22196

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Innodata Isogen, Inc. dated September 12, 2008 and agree with the statements concerning our Firm contained therein.

Very truly yours,

Grant Thornton LLP